UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 15, 2017, Yelp Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) via a live audio webcast. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2017 (the “Proxy Statement”). The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter, and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Each of the two nominees for Class II director was elected to serve until the Company’s 2020 Annual Meeting of Stockholders, or until her successor has been duly elected and qualified. The voting results were as follows:

				Percentage of Votes in
Director Name	Votes For	Votes Withheld	Broker Non-Votes	Favor
Diane M. Irvine	48,449,003	4,331,450	14,771,059	91.8%
Mariam Naficy	48,794,226	3,986,227	14,771,059	92.4%

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The voting results were as follows:

				Percentage of Votes in
Votes For	Votes Against	Abstentions	Broker Non-Votes	Favor
65,338,230	2,176,319	36,963	—	96.7%

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

				Percentage of Votes in
Votes For	Votes Against	Abstentions	Broker Non-Votes	Favor
45,543,023	6,814,248	423,182	14,771,059	86.3%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2017	YELP INC.

	By:	/s/ Laurence Wilson
Laurence Wilson
Senior Vice President & General Counsel